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                       TEXAS LIQUIDS, LLC
                         Balance Sheet
                       At March 31, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                $ 1.1
 Accounts receivable                                                                                   4.2
 Inventory                                                                                        2.1
 Other current assets                                                                                       0.3
                                                                                                               -----
                   Total current assets                                                                     7.7
                                                                                                               -----
 Goodwill                                                       $                                 0.3
 Other assets                                                                                     0.1
                                                                                                                         -----
                   Total assets                                                                 $ 8.1
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable                                     $ 1.3
 Other accrued expenses                                                                                     4.0
                                                                                                                    -----
                   Total current liabilities                                                                5.3

 Members' equity                                                       2.8
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $ 8.1
                                                                                                                    =====


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